Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Declares Distribution Increase and Reports Earnings for Third Quarter 2015

HOUSTON — (October 29, 2015) -

THIRD QUARTER HIGHLIGHTS

•	Reported third quarter adjusted EBITDA and distributable cash flow of $28.6 and $18.9 million, respectively; distribution coverage of 1.15x.

•	Solid year-to-date financial performance.

•	Expect to achieve the top-end of previously communicated full year 2015 adjusted EBITDA and distributable cash flow guidance.

•	Announced sixth consecutive quarterly cash distribution increase, representing a 5.9 percent increase compared to the third quarter of 2014.

•	Reduced annual operating and administrative expenses by more than $50 million since third quarter 2014.

•	Closed on the sale of certain non-core assets and closed on an agreement with a leading natural gas marketer to enhance market access for system volumes.

•	Sponsor support backs 1.0x distribution coverage, with 5 percent annual distribution growth through 2017.

Midcoast Energy Partners, L.P. (NYSE:MEP) ("Midcoast Partners" or "the Partnership") announced today that the board of directors of its general partner has declared a quarterly cash distribution of $0.3575 per unit, or $1.43 per unit on an annualized basis, on all of its outstanding common and subordinated units for the quarter ended September 30, 2015. The approved distribution represents an increase of 1.4 percent over the previous quarter’s distribution and a 5.9 percent increase compared to the third quarter of 2014. The distribution is payable on November 13, 2015, to unitholders of record at the close of business on November 6, 2015.

“We are pleased with the Partnership’s solid financial performance in the third quarter, which puts us on track to achieve the top-end of our full year 2015 earnings and distributable cash flow guidance. The Partnership is benefiting from meaningful and sustainable cost reductions and a disciplined hedging program. As part of our effort to streamline our business, during the third quarter we closed on the sale of certain non-core assets and a natural gas marketing agreement with an industry leader,” said C. Gregory Harper, president for the Partnership.

“The Partnership has taken additional constructive actions to position for 2016 and navigate through an anticipated period of weak commodity market fundamentals with more than 80 percent of our commodity-based cash flows hedged above current market prices for 2016. Last week, we completed the Ghost Chili lateral, which strengthens MEP’s presence in the Eaglebine and is expected to deliver low-risk cash flow growth. As announced last quarter by our sponsor, Enbridge Energy Partners, L.P. (“EEP”), EEP will enhance MEP’s ability to deliver distribution growth through 2017. In July, EEP expressed its intent to provide its next drop-down proposal to MEP in 2016 with terms that are expected to enhance value to MEP unitholders. Collectively, these actions position the Partnership to respond as commodity market fundamentals improve, while in the interim delivering 5 percent annual distribution growth and maintaining 1.0x distribution coverage through 2017,” noted Harper.

COMPARATIVE EARNINGS STATEMENT

The financial results for the three and nine months ended September 30, 2015 for Midcoast Partners are presented on a consolidated basis. On July 1, 2014, we acquired an additional 12.6 percent interest in Midcoast Operating. Beginning July 1, 2014, we own a 51.6 percent controlling interest in Midcoast Operating, and for three and nine months ended September 30, 2015, we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for EEP’s interest in Midcoast Operating.

COMPARATIVE EARNINGS STATEMENT

	Three months ended		Nine months ended
	September 30,		September 30,
(unaudited, dollars in millions except per unit amounts)	2015	2014	2015	2014
Operating revenue	$661.0	$1,399.4	$2,314.6	$4,443.1
Operating expenses:
Cost of natural gas and natural gas liquids	522.7	1,238.2	1,972.4	3,986.7
Operating and maintenance	74.0	80.6	206.9	246.5
General and administrative	21.2	25.9	61.1	74.7
Goodwill impairment	-	-	226.5	-
Asset impairment	-	-	12.3	-
Depreciation and amortization	39.2	39.5	118.3	113.3
Operating income (loss)	3.9	15.2	(282.9)	21.9
Interest expense	(7.6)	(3.6)	(21.5)	(9.7)
Other income	8.5	5.3	20.3	6.4
Income (loss) before income tax expense	4.8	16.9	(284.1)	18.6
Income tax expense	(3.7)	(0.9)	(1.4)	(2.7)
Net income (loss)	1.1	16.0	(285.5)	15.9

Less: Net income (loss) attributable to noncontrolling
interest	4.7	9.7	(125.4)	13.8
Net income (loss) attributable to general and limited partner
ownership interest in Midcoast Energy Partners, L.P.	$(3.6)	$6.3	$(160.1)	$2.1

Net income (loss) attributable to limited partners	$(3.5)	$6.2	$(156.8)	$2.1
Weighted average limited partner units (millions)	45.2	45.2	45.2	45.2
Net income (loss) per limited partner unit (dollars)	$(0.08)	$0.14	$(3.47)	$0.05

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three and nine month periods ended September 30, 2015 with the same periods of 2014. The comparison refers to adjusted operating income, which excludes the effect of non-cash and other items that are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended		Nine months ended
Adjusted Operating Income	September 30,		September 30,
(unaudited, dollars in millions)	2015	2014	2015	2014
Gathering, Processing and Transportation	$5.5	$7.2	$16.7	$10.6
Logistics and Marketing	4.4	(10.4)	2.9	(0.5)
Adjusted operating income (loss)	9.9	(3.2)	19.6	10.1

MEP Corporate	(1.1)	(1.5)	(3.9)	(3.7)
Adjusted operating income (loss)	$8.8	$(4.7)	$15.7	$6.4

Gathering, Processing and Transportation – Third quarter adjusted operating results for the Gathering, Processing and Transportation segment were $1.7 million lower than the same period of 2014. The decrease in adjusted operating income was primarily attributable to decreased segment gross margin resulting from lower volumes from our natural gas systems and from lower commodity prices. The decrease was partially offset by lower operating and administrative expenses attributable to enacted cost reduction measures.

Midcoast Operating	Three months ended		Nine months ended
Gathering, Processing and Transportation Throughput	September 30,		September 30,
(MMBtu per day)	2015	2014	2015	2014
East Texas	966,000	1,063,000	981,000	1,021,000
Anadarko	760,000	806,000	794,000	816,000
North Texas	262,000	304,000	274,000	292,000
Total	1,988,000	2,173,000	2,049,000	2,129,000

NGL Production
(Barrels per day)	2015	2014	2015	2014
Total System Production	85,343	84,121	82,498	82,845

Logistics and Marketing – Third quarter adjusted operating results for the Logistics and Marketing segment were $14.8 million higher than the same period of 2014. The increase in adjusted operating income was predominantly attributable to higher storage margins and seasonal optimization opportunities in our NGL marketing business. Additionally, higher operating income was complemented by lower operating and administrative expenses attributable to enacted cost reduction measures.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Midcoast Partners will host a conference call at 8:30 a.m. Eastern Time on Friday, October 30, 2015 to review its third quarter 2015 financial results. The call will be webcast live over the internet and may be accessed on the Midcoast Partners website under “Events and Presentations” or directly at

http://edge.media-server.com/m/p/2bwa86vu

A replay will be available shortly afterward. Presentation slides and condensed financial statements will also be available on the Partnership’s website at the link below.

MEP Events and Presentations:

http://www.midcoastpartners.com/Investor-Relations/Events-and-Presentations/

Webcast link: http://edge.media-server.com/m/p/2bwa86vu

The audio portion of the live presentation will be accessible by telephone at (855) 757-8879 (Passcode: 60252353) and can be replayed for 14 days after the presentation by calling (855) 859-2056 (Passcode: 60252353). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that are not indicative of our core operating results. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Midcoast Energy Partners	Three months ended		Nine months ended
Adjusted Earnings	September 30,		September 30,
(unaudited; dollars in millions except per unit amounts)	2015	2014	2015	2014
Net income (loss) attributable to general and limited partner
ownership interests in Midcoast Energy Partners, L.P.	$(3.6)	$6.3	$(160.1)	$2.1
Noncash derivative fair value losses (gains)
-Gathering, Processing and Transportation	(5.2)	(5.0)	18.3	(1.1)
-Logistics and Marketing	1.2	(4.2)	8.5	(5.7)
Make-up rights adjustment	(0.2)	0.3	(0.5)	1.5
Option premium amortization	(0.3)	(1.1)	(2.8)	(1.7)
Loss on sale of non-core assets	1.6	-	1.6	-
Loss on natural gas contracts assignment	5.3	-	5.3	-
Asset impairment	-	-	6.3	-
Goodwill impairment	-	-	116.9	-
Adjusted net loss	$(1.2)	$(3.7)	$(6.5)	$(4.9)

Adjusted net loss attributable to limited partners	$(1.1)	$(3.6)	$(6.3)	$(4.8)
Weighted average units (millions)	45.2	45.2	45.2	45.2
Adjusted net loss per limited partner unit (dollars)	$(0.02)	$(0.08)	$(0.14)	$(0.10)

Midcoast Operating	Three months ended		Nine months ended
Gathering, Processing and Transportation	September 30,		September 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Operating income (loss)	$16.7	$19.0	$(219.0)	$14.2
Noncash derivative fair value losses (gains)	(10.0)	(9.6)	35.5	0.4
Option premium amortization	(0.9)	(2.2)	(5.6)	(4.0)
Gain on natural gas contracts assignment	(0.3)	-	(0.3)	-
Goodwill impairment	-	-	206.1	-
Adjusted operating income	$5.5	$7.2	$16.7	$10.6

Midcoast Operating	Three months ended		Nine months ended
Logistics and Marketing	September 30,		September 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Operating income (loss)	$(11.7)	$(2.3)	$(60.0)	$11.4
Noncash derivative fair value losses (gains)	2.3	(8.1)	16.4	(11.9)
Loss on sale of non-core assets	3.2	-	3.2	-
Loss on natural gas contracts assignment	10.6	-	10.6	-
Asset impairment	-	-	12.3	-
Goodwill impairment	-	-	20.4	-
Adjusted operating income (loss)	$4.4	$(10.4)	$2.9	$(0.5)

Adjusted EBITDA

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles. The table also references “MOLP Adjusted EBITDA, inclusive of other cash items”, representing total cash flow generated by Midcoast Operating.

Midcoast Operating	Three months ended		Nine months ended
Adjusted EBITDA	September 30,		September 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$59.4	$(64.3)	$198.6	$112.0
Changes in operating assets and liabilities,
net of cash acquired	(14.4)	100.1	(67.5)	6.7
Income tax expense (benefit)	3.7	0.9	1.4	2.7
Interest expense	7.6	3.6	21.5	9.7
Option premium amortization	(0.9)	(2.2)	(5.6)	(4.0)
Other	0.7	2.4	5.0	2.5
Adjusted EBITDA attributable to EEP retained interest	(27.5)	(20.1)	(75.9)	(75.6)
Adjusted EBITDA attributable to MEP (1)	28.6	20.4	77.5	54.0

Adjusted EBITDA attributable to EEP retained interest	27.5	20.1	75.9	75.6
Other	0.9	1.2	3.5	3.3
Adjusted EBITDA attributable to MOLP (1)	$57.0	$41.7	$156.9	$132.9

G&A abatement	6.3	6.3	18.8	18.9
Texas Express distributions in excess of equity earnings	3.2	0.3	10.2	4.8
MOLP adjusted EBITDA, inclusive of other cash items (1)	$66.5	$48.3	$185.9	$156.6

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

MEP Adjusted EBITDA and Distributable Cash Flow

Midcoast Partners	Three months ended		Nine months ended
Adjusted EBITDA	September 30,		September 30,
(unaudited; dollars in millions)	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$59.4	$(64.3)	$198.6	$112.0
Changes in operating assets and liabilities,
net of cash acquired	(14.4)	100.1	(67.5)	6.7
Income tax expense (benefit)	3.7	0.9	1.4	2.7
Interest expense	7.6	3.6	21.5	9.7
Option premium amortization	(0.9)	(2.2)	(5.6)	(4.0)
Other	0.7	2.4	5.0	2.5
Adjusted EBITDA attributable to EEP retained interest	(27.5)	(20.1)	(75.9)	(75.6)
Adjusted EBITDA attributable to MEP	28.6	20.4	77.5	54.0

Maintenance capital expenditures	(5.1)	(8.2)	(12.8)	(18.1)
Income tax expense (1)	(1.9)	(0.2)	(0.7)	(1.1)
Interest expense (1)	(7.7)	(3.2)	(22.2)	(7.5)
G&A abatement	3.3	3.3	9.8	8.2
Texas Express distribution in excess of equity earnings	1.7	0.2	5.3	2.0
Distributable cash flow	$18.9	$12.3	$56.9	$37.5

(1)	Effective for 2015, distributable cash flow will reflect the accrued amounts for interest and taxes. Prior periods reflected such amounts on a cash basis.

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by EEP to serve as EEP's primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating's general partner, we control, manage and operate these systems.

EEP owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. EEP owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. EEP is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "position," "projection," "should," "strategy," “opportunity,” "target," "will" and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (the “Partnership”) to control or predict. The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to the following specific factors that could cause actual results to differ from those in the forward-looking statements: (1) changes in the demand for or the supply of, forecast data for, and price trends related to natural gas, natural gas liquids and crude oil and the response by natural gas and crude oil producers to changes in any of these factors; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to the Partnership’s rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (8) cost overruns and delays on construction projects resulting from numerous factors.

Forward-looking statements regarding “drop-down” opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell us additional interests in Midcoast Operating, L.P., and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

Except to the extent required by law, we assume no obligation to publically update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In addition to the risks listed above, other risks include those detailed from time to time in the Partnership’s Securities and Exchange Commission, or SEC, reports, including, without limitation, in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed Quarterly Report on Form 10-Q, or Current Report on Form 8-K, which filings are available to the public at the SEC's website (www.sec.gov).

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (855) 637-7222	Toll-free: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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